UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 2016

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida		33759
(Address of Principal Executive Offices)		(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A filed by Nicholas Financial is being filed to correct an error in the Press Release furnished as Exhibit 99.1 to the Current Report on Form 8-K dated January 28, 2016. Specifically, there was a typographical error in the Portfolio Summary table, the data in the Nine Months ended December 31, 2015 and 2014 were incorrect for these periods presented. These errors appeared in the Press Release furnished as Exhibit 99.1 to the Form 8-K, but it did not appear in the press release that was issued over Globe Newswire on January 28, 2016. The erroneous information has been corrected in the Press Release furnished as Exhibit 99.1 to this Amendment. Other than including the corrections to Exhibit 99.1, no other modifications have been made to the original filing.

Item 2.02	Results of Operations and Financial Condition

January 28, 2016 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended December 31, 2015, per share diluted net earnings increased 17% to $0.35 as compared to $0.30 for the three months ended December 31, 2014. Net earnings were $2,727,000 and $3,769,000 for the three months ended December 31, 2015 and 2014, respectively. Revenue increased 4% to $22,757,000 for the three months ended December 31, 2015 as compared to $21,800,000 for the three months ended December 31, 2014.

Item 9.01	Financial Statements and Exhibits

Exhibit #	Description

99.1	Press release dated January 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: February 1, 2016	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Chairman, President, Chief Executive Officer
(Principal Executive Officer)

Date: February 1, 2016	/s/ Katie L. MacGillivary
Katie L. MacGillivary
Vice President, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description

99.1	Press release dated January 28, 2016.